UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 17, 2026

INVECH HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-25553	98-0419476
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7339 E. Williams Drive

Unit 26496

Scottsdale, AZ 85255

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (602) 793-8058

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
☐	Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IVHI	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT .

On February 10, 2026, the registrant’s majority shareholder, Small Cap Compliance, LLC (“SCC”), entered into a Stock Purchase Agreement (the “Agreement”) with Alexander M. Woods-Leo. As per the terms of the Agreement, SCC sold its control block of stock, 300,000 shares of Convertible Series A Preferred Stock and 90,000,000 shares of Restricted Common Stock for the purchase price of $350,000. The Agreement was fully executed on February 17, 2026. (See Exhibit 10.2)

On February 12, 2026, the registrant’s majority shareholder, SCC entered into a Cancellation of Debt Agreement with Invech Holdings, Inc. (the “Company”). As per the terms of the Cancellation of Debt Agreement SCC forgave debt owed by Invech Holdings, Inc. for payment of company administration fees. As of December 31, 2025, the Company owed SCC $58,238 for payments paid on behalf of the Company for services provided by its vendors. SCC forgave $38,238 plus any debt incurred after January 1, 2026. This debt was a noninterest bearing loan. SCC retained $20,000 of said debt and entered into a Convertible Promissory Note (the “Note”), as disclosed below. (See Exhibit 10.3)

On February 12, 2026, the registrant’s majority shareholder, SCC, entered into the Note agreement with Invech Holdings, Inc. As per the terms of the Note, the Company agreed to pay the Note in full by May 12, 2026. (See Exhibit 10.4)

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned Agreement and Note is incorporated by reference into this Item 3.02.

Exemption from Registration. The shares of common stock and convertible preferred stock referenced herein were issued in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering, or Regulation D promulgated there under, or Regulation S for offers and sales of securities outside the United States.  The Share Exchange Agreement is an exempt transaction pursuant to Section 4(2) of the Securities Act as the share exchange was a private transaction by the Company and did not involve any public offering.

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT.

On February 17, 2026, a change in control of the Company occurred by virtue of the Company's largest shareholder, Small Cap Compliance, LLC, selling 300,000 shares of the Convertible Series A Preferred Stock and 90,000,000 shares of Restricted Common Stock to Alexander M. Woods-Leo. Such shares represent 100% of the Company's total issued and outstanding shares of Convertible Series A Preferred Stock and 90% of the Company’s total issued and outstanding shares of Common Stock. As part of the sale of the shares, Ms. Keaveney, owner of Small Cap Compliance, LLC, arranged with Alexander M. Woods-Leo, prior to resigning as the sole Officer and member of the Company's Board of Directors, and to appoint new officers and directors of the Company. (See Item 5.02 below and Exhibit 10.5)

2

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective February 17, 2026, the Company accepted the resignation of Rhonda Keaveney as the sole Officer of the Company and as the sole member of the Company’s Board of Directors. The resignation of Ms. Keaveney was not due to any disagreement with the Company on any matter relating to its operations, policies, or practices. Simultaneously the following Officers and Directors were elected:

Alexander M. Woods-Leo as its CEO, CFO, Treasurer, Director, and Secretary

Alexander M. Woods-Leo has been at the helm of both private and public companies for almost a decade and a half. With 20+ years of computer technology experience, over 15 years of sales and marketing experience and 10 years banking experience, and 10 years strategic business consulting experience. Mr. Leo is a 2 time patent awarded inventor, app publisher on 3 different platforms, and has specialized experience in funding startups up companies. Mr. Leo is currently the CEO and founder of Paragon Rentals Inc. a SAAS PMS that allows users to list their properties for 0% commissions.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.

(b)	Exhibits.

10.1 Board Minutes dated February 17, 2026

10.2 Stock Purchase Agreement between Small Cap Compliance and Alexander M. Woods-Leo dated February 10, 2026.

10.3 Cancellation of Debt Agreement between Small Cap Compliance, LLC and Invech Holdings, Inc. dated February 12, 2026

10.4 Convertible Promissory Note between Small Cap Compliance, LLC and Invech Holdings, Inc. dated February 12, 2026

10.5 Resignations and appointment of officers and directors

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invech Holdings, Inc.

Date: February 17, 2026

By: /s/Rhonda Keaveney

Name: Rhonda Keaveney

Title: CEO

4